ASA Gold and Precious Metals Limited 8-K

Exhibit 99.2

UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK
X
SABA CAPITAL MASTER FUND, LTD., et al.,

Plaintiffs,
-against-	24 CIVIL 00690 (JGLC)

JUDGMENT
ASA GOLD AND PRECIOUS METALS, LTD., et al.,

Defendants.
X

It is hereby ORDERED, ADJUDGED AND DECREED: That for the reasons stated in the Court's Opinion and Order dated March 28, 2025, Plaintiffs' motion for summary judgment is GRANTED, and Defendants' motion to dismiss is DENIED as MOOT. Plaintiffs are granted judgment on the claim for rescission of the Rights Plan, and it is hereby declared that the most recent, and currently operative, December 2024 Rights Plan violates the 120-day expiration requirement of Section 18(d) of the Investment Company Act of 1940 by unlawfully extending the December 2023 Rights Plan. Accordingly, the case is closed.

Dated:	New York, New York

March 28, 2025

TAMMI M HELLWIG
Clerk of Court

BY:
Deputy Clerk